UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2010

MetroCorp Bancshares Inc.
(Exact name of registrant as specified in its charter)

Texas	000-25141	76-0579161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9600 Bellaire Boulevard, Suite 252 Houston, Texas	77036
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 776-3876

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 19, 2010, Terrance J. Tangen tendered his resignation as Chief Credit Officer and Executive Vice President of MetroBank, N.A. (the "Bank"), one of the banking subsidiaries of MetroCorp Bancshares, Inc., a Texas corporation (the "Company"), to pursue other opportunities with a non-Asian ethnic bank. Herbert Baker, who has served as the Chief Lending Officer of the Bank for the past six years, will become the new Chief Credit Officer of the Bank. Mohammed Tariq, who has served as a Senior Lending Officer of the Bank for the past nine years, will become the interim Chief Lending Officer of the Bank.

The Company's press release, dated May 24, 2010, regarding Mr. Tangen's resignation is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following is filed as an exhibit to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit

99.1	Press Release dated May 24, 2010 issued by MetroCorp Bancshares, Inc.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MetroCorp Bancshares Inc.
Dated: May 24, 2010	By:	/s/ GEORGE M. LEE George M. Lee Executive Vice Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release dated May 24, 2010 issued by MetroCorp Bancshares, Inc.